UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 2, 2024, AIM ImmunoTech Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on December 2, 2024, the Company issued an investor presentation, a copy of which is attached hereto as Exhibit 2. The Company intends to use the presentation for discussions with its stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Also on December 2, 2024, the Company issued the following materials, copies of which are attached hereto as Exhibit 3.

Forward Looking Statements

The materials attached contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the materials attached hereto. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

AIM ImmunoTech Issues Presentation Detailing Why Shareholders Should NOT

Elect Activist Group’s Nominees to the Board

Highlights Activist Group’s Nominees’ Checkered Backgrounds, Skewed Incentives and Lack of Independence

Warns AIM Shareholders of Activist Group’s Plan to Reimburse Individuals More Than $5 Million for Failed Litigation Against AIM, in Addition to Any Expenses Incurred in Connection With This Year’s Proxy Contest

Urges Shareholders to Safeguard AIM by Voting “FOR” ALL Four of the Board’s Incumbent Candidates and Discarding Any Proxy Materials Received from the Activist Group

OCALA, Fla., December 2, 2024 — AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today issued a presentation highlighting why shareholders should NOT elect the four director candidates nominated by a group of activist investors (collectively, the “Activist Group”) as part of their multi-year attempt to take over AIM’s Board of Directors (the “Board”) at the upcoming 2024 Annual Meeting of Stockholders (the “Annual Meeting”), presently scheduled for December 17, 2024.

View the full presentation here. Highlights include:

●	Robert Chioini – Activist Group Nominee and Interim CEO Candidate

○	Fired as CEO of Rockwell Medical in 2018 because of his “sustained mismanagement” of the company and “blatant disregard for shareholder concerns,” according to a Rockwell Medical spokesperson.[1]

○	Following his termination, Mr. Chioini “refuse[d] to accept the decision” and, without authorization, filed a Current Report on Form 8-K on the company’s behalf “making various assertions regarding the five independent directors who voted in favor of Mr. Chioini’s removal.”[2]

○	Has agreed to have AIM shareholders repay him and other individuals more than $5 million in litigation expenses for a failed Board takeover attempt in 2023, in addition to any costs incurred in connection with the attempt to take over the Board at this year’s Annual Meeting – without letting shareholders vote directly on this reimbursement.[3]

1 See Former pharma executives sue over firings, Modern Healthcare (June 18, 2018), available at: https://www.modernhealthcare.com/article/20180618/NEWS/180619912/former-pharma-executives-sue-over-firings.

2 See Press Release issued by Rockwell Medical on May 24, 2018, available at: https://www.prnewswire.com/news-releases/rockwell-medical-issues-statement-300654699.html.

3 See Definitive Proxy Statement filed by the Activist Group with the Securities and Exchange Commission (the “SEC”) on November 6, 2024.

1

○	Mr. Chioini was part of the group that orchestrated the 2022 campaign to take over the AIM Board and planned this with two convicted criminals – Franz Tudor and Michael Xirinachs – despite owning no AIM stock.[4]

○	He sought to hide the involvement of these criminals and recruited another individual, Jonathan Jorgl, to be the “face” of the effort.[5]

○	This history of poor judgment and unacceptable behavior indicates, in the Board’s view, that Mr. Chioini is unfit to serve as a public company director – let alone CEO.

●	Todd Deutsch – Activist Group Nominee

○	Worked with Mr. Tudor, a prior member of the Activist Group, at the Galleon Group, a hedge fund at the center of an insider trading scandal in 2009 that led to over 50 convictions or guilty pleas – including Mr. Tudor, who pled guilty to conspiracy to commit securities fraud.[6]

○	Maintained a relationship with Mr. Tudor despite Mr. Tudor’s questionable history.

■	The Delaware Court of Chancery (the “Court”) noted in December 2023 that “[Mr.] Tudor is now employed by [Mr.] Deutsch to do ‘back office’ tasks.”[7]

○	Has agreed to have AIM shareholders repay him and other individuals more than $5 million in litigation expenses for a failed Board takeover attempt in 2023, in addition to any costs incurred in connection with their attempt to take over the Board at this year’s Annual Meeting – without letting shareholders vote directly on this reimbursement.

○	The Board believes that Mr. Deutsch’s checkered past in relation to Galleon Group, as well as the fact that he as recently as last year employed a convicted securities law felon, should give shareholders pause about his judgment and commitment to protecting their best interests.

●	Ted Kellner – Activist Group Nominee and Leader of 2023 and 2024 Board Takeover Attempts

○	Led a group for the second year in a row that is closely associated with securities law felons – in an effort to take control of the Board.

4 See Jorgl v. AIM ImmunoTech Inc. et al., 2022 WL 16543834, at *1 (Del. Ch. Oct. 28, 2022).

5 See Jorgl v. AIM ImmunoTech Inc. et al., 2022 WL 16543834, at *1 (Del. Ch. Oct. 28, 2022).

6 See Jorgl, 2022 WL 16543834, at *3.

7 See December 28, 2023, Opinion of the Delaware Court of Chancery: https://courts.delaware.gov/Opinions/Download.aspx?id=357400 (emphasis added).

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○	Has insisted that AIM pay him and other individuals a premium of more than $8 million to settle this proxy contest.

○	Realized he might be associating with a felon convicted of insider trading – yet proceeded anyway.

■	The Court’s discovery found on “handwritten notes on a copy of the letter, Kellner wrote ‘FRANZ TUDOR – IS A FELON?’ and ‘INSIDER TRADING?’”[8]

○	Was found to have lied to shareholders by the Court.

■	In relation to the 2023 nomination notice, the Court noted, “Directors and stockholders would justifiably want to know whether a nomination is part of a broader scheme. Such information was withheld from or obfuscated in the Kellner Notice.”[9]

■	The Court added, “The Kellner Notice states that before July 2023, ‘no decision was made [for any of Kellner, Deutsch or Chioini] to work together to advance potential nominations or otherwise take any action with respect to the Company.’ This statement is false.”[10]

○	Additionally, the Delaware Supreme Court wrote the following: “We also note that, according to the Court of Chancery, Kellner submitted false and misleading responses to some of the requests” and referenced “Kellner’s and his nominees’ deceptive conduct.”[11]

○	Has agreed to have AIM shareholders repay him and other individuals more than $5 million in litigation expenses for a failed Board takeover attempt in 2023, in addition to any costs incurred in connection with their attempt to take over the Board at this year’s Annual Meeting – without letting shareholders vote directly on this reimbursement.

○	Mr. Kellner has lied to AIM shareholders, is trying to get control of the Board and intends to take more than $5 million out of the Company for reimbursement in connection with the failed Board takeover attempt in 2023 alone. The Board believes that his election to the Board would not be in the best interests of all shareholders.

8 See id. (emphasis added).

9 See id. (emphasis added).

10 See id. (emphasis added).

11 See id. (emphasis added).

3

●	Paul Sweeney – Activist Group Nominee

○	Not independent of the Activist Group – has a long-standing personal and business relationship with Mr. Kellner, with whom he invested together in numerous other private businesses and ventures. In certain cases, they have done so through special purpose vehicles in which one or both of them have served as managers, as was the case with Coyote Fund, LLC, FM Qualified Opportunity Fund LLC, TK-Karma Investment, LLC and DTP3, LLC1.[12]

○	Received an aggregate of over $15.0 million in funds from Mr. Kellner for 13 active investments sponsored by PS Capital Partners, a private equity firm of which Mr. Sweeney is co-founder and a principal. In fact, Mr. Kellner is quoted on PS Capital Partners’ website saying: “I have never missed an opportunity to invest with PS Capital and am happy to be the largest investor in almost every deal.”[13]

○	Invested extensively within Fiduciary Real Estate Development, Inc., a business founded by Mr. Kellner, including ~$150,000 personally and ~$375,000 through PS Capital Partners.[14]

○	Serves with Mr. Kellner as a member of a number of clubs and organizations, including Milwaukee Athletic Club, Greater Milwaukee Committee, Milwaukee World Festival, MMAC and Children’s Wisconsin.

○	Lacks any relevant board or senior management experience in the biotech industry.

○	Has shown poor judgment, in the Board’s view, in getting involved with the Activist Group.

○	The Board questions how Mr. Sweeney can act independently as a member of the AIM Board given his extensive ongoing business and investment relationship with Mr. Kellner, which, in the Board’s view, would make him highly likely to simply agree with Mr. Kellner’s positions rather than considering the best interests of all shareholders.

The Activist Group nominees have not proposed a compelling plan for AIM and appear to be focused on seeking reimbursement for their past expenses.

●	To settle, the Activist Group is demanding upwards of $8 million in litigation expenses from AIM for money its members spent on failed lawsuits against the Company.

12 See Definitive Proxy Statement filed by the Activist Group with the SEC on November 6, 2024.

13 See PS Capital Partners’ Testimonials Page available at: https://pscapitalpartners.com/testimonials/.

14 See The Activist Group Compiled Nomination Notice.

4

●	If the Activist Group’s nominees are elected to the Board, they have blatantly stated in their definitive proxy statement: “In addition to the foregoing amount, each of Mr. Kellner, Mr. Deutsch and Mr. Chioini intend to seek reimbursement from the Company of all expenses they incurred in connection with their solicitation for the 2023 Annual Meeting (including related litigation expenses), which amounts to approximately $5.3 [million]… and they do not intend to submit the question of such reimbursement to a vote of security holders of the Company.”

The Activist Group Slate is the WRONG Choice for AIM Shareholders.

***

AIM encourages shareholders to vote “FOR” ALL four of the Board’s incumbent candidates – Stewart L. Appelrouth, Nancy K. Bryan, Thomas K. Equels and Dr. William M. Mitchell – in connection with the Annual Meeting, on the WHITE universal proxy card.

For more information on how to vote, visit: www.SafeguardAIM.com.

***

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

5

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908-824-0775

AIM@jtcir.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

AIM@longacresquare.com

6

Exhibit 2

The Activist Group's Slate is the Wrong Choice

The AIM ImmunoTech Board of Directors believes that it is NOT in shareholders' best interests to hand over control of the Board to a group that:

X

Is trying to **take over the Board and who could put Ampligen's development at risk** – due to lack of familiarity with the science and apparent disregard for shareholders' best interests

X

Wants shareholders to reimburse Ted Kellner, Todd Deutsch and Robert Chioini more than $5 million for failed litigation attempts against the Company – even after the Delaware Supreme Court said they aren't entitled to attorney's fees

X

Intends to gut the Company of its cash – which is needed to continue clinical development – to pay themselves back without letting shareholders have a direct say

X

Is demanding more than $8 million – more than half of AIM's market capitalization – as part of any settlement to end the proxy contest

X

Has not put forward any differentiated or compelling plan for AIM and whose **CEO candidate was previously fired for** "**sustained mismanagement**" of a company and "**blatant disregard for shareholder concerns**"[1]

3

AIM ImmunoTech

Why Shareholders Should NOT Elect Mr. Chioini

- Under Mr. Chioini's leadership, Rockwell Medical failed to execute a go-to-market strategy for its FDA-approved product, Triferic, and was described as an **"operational disaster"**[1]
- **Mr. Chioini was fired as CEO of Rockwell Medical** in 2018 because of his "sustained mismanagement" of the company and "blatant disregard for shareholder concerns," according to a Rockwell Medical spokesperson[2]
- Following his termination, Mr. Chioini "refuse[d] to accept the decision" and, without authorization, filed a Current Report on Form 8-K on the company's behalf "making various assertions regarding the five independent directors who voted in favor of Mr. Chioini's removal."[3] In our view, this behavior indicates that Mr. Chioini is **unfit to serve as a public company director – let alone CEO**
- Mr. Chioini was **part of the group that orchestrated the 2022 campaign to take over the AIM Board and planned this with two convicted criminals** – Franz Tudor and Michael Xirinachs – **despite owning no AIM stock**[4]
- He **sought to hide the involvement of these criminals** and recruited another individual, Jonathan Jorgl, to be the "face" of the effort[5]

STAT

A deeply troubled drug company fires its CEO, who then unfires himself. Comedy, chaos ensue

By Adam Feuerstein
May 23, 2018

On Tuesday night, the drug maker's board of directors fired CEO Robert Chioini. Then, as the sun rose on Wednesday morning, Chioini unfired himself, alleging board members may have violated federal securities laws.

Later Wednesday, the board, which still insists Chioini is fired, also fired Rockwell's chief financial officer for essentially colluding with Chioini. Unbowed, Chioini then issued a press release in which he further blasted the board and unfired the fired CFO….

Perhaps the only surprise emerging from Rockwell's boardroom insurrection is that it didn't happen sooner. **Rockwell has been an operational disaster under Chioini for more than three years.**

Mr. Chioini's history of operational ineptitude and inappropriate behavior should, we believe, be deeply troubling to shareholders

[1] *See* A deeply troubled drug company fires its CEO, who then unfires himself. Comedy, chaos ensue, STAT (May 23, 2018), available at: https://www.statnews.com/2018/05/23/rockwell-medical-fires-ceo/.
[2] *See* Former pharma executives sue over firings, Modern Healthcare (June 18, 2018), available at: https://www.modernhealthcare.com/article/20180618/NEWS/180619912/former-pharma-executives-sue-over-firings.
[3] *See* Press Release issued by Rockwell Medical on May 24, 2018, available at: https://www.prnewswire.com/news-releases/rockwell-medical-issues-statement-300654699.html.
[4] *See* Jorgl v. AIM ImmunoTech Inc. et al., 2022 WL 16543834, at *1 (Del. Ch. Oct. 28, 2022).
[5] *See* Jorgl v. AIM ImmunoTech Inc. et al., 2022 WL 16543834, at *1 (Del. Ch. Oct. 28, 2022).

4
AIM ImmunoTech

Why Shareholders Should NOT Elect Mr. Deutsch

- Current nominee Mr. Deutsch and former Activist Group member Mr. Tudor **worked together at the Galleon Group**, a hedge fund at the center of an insider trading scandal in 2009[1]
- The case led to over 50 convictions or guilty pleas – including Mr. Tudor, who pled guilty to conspiracy to commit securities fraud[2]
- While Mr. Deutsch was never implicated in any wrongdoing, he was **subpoenaed by the FBI in connection with the case**[3]
- **Maintained a relationship with Mr. Tudor despite Mr. Tudor's questionable history**. The Delaware Court of Chancery noted in December 2023 that:

Mr. Deutsch's background and the origin of his relationship with Mr. Tudor should give shareholders pause about his judgment

BUSINESS INSIDER [5]

Your Complete Guide To Who's Who In Wall Street's Spiraling Insider Trading Scandal

Katya Wachtel Feb 8, 2011, 5:14 PM EST

SUBPOENAED, 2009: Todd Deutsch

- Former **Galleon Group** fund manager

- Received FBI subpoena in fall of '09.

- Knows portfolio manager at raided-hedge fund **Level Global**, **Anthony Chiasson**

- Friends with **Michael Steinberg** of **SAC** since college

DEALBREAKER

Former Galleon Trader Franz Tudor Key to Galleon Case

Prosecutors are counting on recordings made by former Galleon trader Franz Tudor as key evidence against Zvi Goffer and other defendants in the wide-ranging insider trading case, new documents reveal.

ZACHERY KOUWE • UPDATED: JAN 14, 2019 · ORIGINAL: JUN 2, 2010

[1] *See Jorgl,* 2022 WL 16543834, at *3.
[2] *See Kellner v. AIM ImmunoTech Inc.*, 307 A.3d 998, at 1008.
[3] *See* Former Galleon Trader Franz Tudor Key to Galleon Case, Dealbreaker (January 14, 2019), available at: https://dealbreaker.com/2010/06/former-galleon-trader-franz-tudor-key-to-galleon-case.
[4] *See* December 28, 2023, Opinion of the Delaware Court of Chancery: https://courts.delaware.gov/Opinions/Download.aspx?id=357400 (emphasis added).
[5] *See* Your Complete Guide To Who's Who In Wall Street's Spiraling Insider Trading Scandal, Business Insider (February 8, 2011), available at: https://www.businessinsider.com/fbi-insider-trading-probe-sac-capital-galleon-jason-pflaum-samir-barai-hedge-funds-sec-2011.

5
AIM ImmunoTech

Why Shareholders Should NOT Elect Mr. Kellner

Mr. Kellner's History of Deception

The Activist Group's 2023 nomination **notice obscured the roles of Messrs. Deutsch, Tudor and others in connection with the 2022 nomination effort** and omitted important information regarding the Activist Group's 2023 nomination efforts. The Court noted:

The Activist Group **concealed key information related to their nominees' governance track records** on public boards in the 2023 nomination notice. The Court wrote:

*"The questionnaires required nominees to disclose any adverse recommendation from proxy advisory firms in connection with their service on other boards. Kellner, Deutsch, and Chioini each had prior 'withhold' recommendations that they neglected to disclose … [i]nstead, they each affirmatively checked 'no.' **Those representations were untrue**."*[1]

Additionally, the Delaware Supreme Court wrote:

Mr. Kellner **realized he might be associating with a felon** convicted of insider trading – yet proceeded anyway. Mr. Kellner's notes, which were unearthed during trial discovery, show the following:

6

[3] *See* July 11, 2024 Opinion of the Delaware Supreme Court: https://courts.delaware.gov/Opinions/Download.aspx?id=366380 (emphasis added).

AIM ImmunoTech

Why Shareholders Should NOT Elect Mr. Sweeney

Messrs. Kellner and Sweeney are longtime associates who have invested in numerous businesses and ventures together[1]

*"Mr. Sweeney has **approximately $150,000 personally invested** in real estate developments within Fiduciary Real Estate Development, Inc., a Stockholder Associated Person of [Mr. Kellner]. In addition, **PS Capital Partners, a private equity firm of which Mr. Sweeney is co-founder and a principal, has approximately $375,000 invested** in real estate developments within Fiduciary Real Estate Development, Inc. Mr. Sweeney is also an investor in two funds of Fiduciary Management, Inc., another Stockholder Associated Person of [Mr. Kellner], with a current value of approximately $100,000."[2]*

*"…[Mr. Kellner] has invested in numerous PS Capital Partners' sponsored investments. There are 13 active PS Capital Partners' sponsored investments in which **[Mr. Kellner] has invested an aggregate of over $15.0 million**."[2]*

*"…[Mr. Sweeney] serve[s] as a member with Ted D. Kellner, a director nominee, of the following clubs and organizations: **Milwaukee Athletic Club, Greater Milwaukee Committee, Milwaukee World Festival, MMAC and Childrens Wisconsin**."[2]*

Mr. Sweeney:

- Has **invested more than half a million dollars in Mr. Kellner's ventures**
- Mr. Sweeney **has received more than $15 million in funds from Mr. Kellner for investments in his private equity firm**
- Is **not independent of the Activist Group**
- Has shown **poor judgment** in getting involved with the Activist Group
- Has **no relevant senior management experience** in biotech industry
- Has **no relevant board experience** in biotech industry

[1] *See* Definitive Proxy Statement filed by the Activist Group with the SEC on November 6, 2024.
[2] September 11, 2024, Supplement to Notice of Stockholder Intent to Nominate Individuals for Election as Directors at the 2024 Annual Meeting of Stockholders of AIM ImmunoTech Inc.

7
AIM ImmunoTech

Why Shareholders Should NOT Elect Mr. Sweeney (cont.)

PS CAPITAL PARTNERS

INVESTOR PORTAL

ABOUT TEAM INVESTMENT PHILOSOPHY PORTFOLIO CONTACT

TESTIMONIALS

The Activist Group's proxy statement **does not disclose** that Mr. Kellner is the **largest investor** in many of PS Capital Partners' investments

"I have spent my entire career in the investment business and had the opportunity to invest with several private equity groups. Back in 2001, the Pauls and I teamed up to help a mutual friend in a management buyout. It became quickly evident to me they possessed significant experience in deal structure and had an in-depth knowledge of acquisition financing. What has set PS Capital apart from others in private equity over the years is their intuitive sense of a good deal, and once an investment is made, their ability to positively influence the outcome. And as talent attracts talent, the high-quality management teams they've partnered with have been key in achieving favorable outcomes.

I have been a member of the PS Capital Investor Network since its formation, which is an impressive collection of individuals. Although the PS structure allows the flexibility to evaluate each opportunity and investment amount separately, **I have never missed an opportunity to invest with PS Capital and am happy to be the largest investor in almost every deal**."

Ted Kellner – *Founder, Fiduciary Management Inc.*

Mr. Kellner touts that he is the largest investor in nearly all of PS Capital's deals. This further reinforces the financial interconnections between these two individuals and their lack of independence

8

AIM ImmunoTech

Vote the WHITE Universal Proxy Card to Safeguard AIM

PROTECT YOUR INVESTMENT IN AIM

Investor Contact:
JTC Team, LLC
Jenene Thomas
AIM@jtcir.com

Please visit www.SafeguardAIM.com for additional materials, information and voting instructions

9
AIM ImmunoTech

Exhibit 3

AIM ImmunoTech
@AimImmuno

bit.ly/4eVONKu
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